Calculation of Filing Fee Tables
S-1
HCW Biologics Inc.

Table 1: Newly Registered and Carry Forward Securities

☐ Not Applicable

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	1 Equity	Common stock, par value $0.0001 per share	457(o)	—	—	$5,000,000	0.0001381	$690.50

Fees to be Paid	2 Equity	Pre-Funded Warrants	457(g)	—	—	$0.00	0.0001381	$0.00

Fees to be paid	3 Equity	Common Stock Warrants	457(g)	—	—	$0.00	0.0001381	$0.00

Fees to be paid	4 Equity	Common Stock Underlying Pre-Funded Warrants	457(o)	—	—	$0.00

Fees Previously Paid	5 Equity	Common stock, par value $0.001 per share	457(o)			$5,000,000	0.0001381	$690.50

Carry Forward Securities

Carry Forward Securities

	Total Offering Amounts:					$10,000,000		$1381.00

	Total Fees Previously Paid:							$1381.00

	Total Fee Offsets:							$0.00

	Net Fee Due:							$0.00

Offering
Note

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of Common Stock being registered hereby include an indeterminate number of shares of Common Stock that may be issuable as a result of stock splits, stock dividends or similar transactions. Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act. The proposed maximum aggregate offering price of Common Stock proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Pre-Funded Warrants issued in the offering, and the proposed maximum aggregate offering price of the Pre-Funded Warrants to be issued in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Common Stock issued in the offering. Accordingly, the proposed maximum aggregate offering price of the Common Stock and the Pre-Funded Warrants (including the Common Stock issuable upon exercise of the Pre-Funded Warrants), if any, is $5,000,000.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act. In accordance with Rule 457(g), because the shares of Common Stock underlying the Pre-Funded Warrants are registered hereby, no separate registration fee is payable with respect to the Pre-Funded Warrants or the Common Stock issuable upon exercise thereof. Pursuant to Rule 457(g) under the Securities Act, no separate registration fee is required for these Pre-Funded Warrants.

(3)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act. In accordance with Rule 457(g), because the shares of Common Stock underlying the Pre-Funded Warrants are registered hereby, no separate registration fee is payable with respect to the Pre-Funded Warrants or the Common Stock issuable upon exercise thereof. Pursuant to Rule 457(g) under the Securities Act, no separate registration fee is required for these Common Stock Warrants

(4)
Pursuant to Rule 416 under the Securities Act, the shares of Common Stock being registered hereby include an indeterminate number of shares of Common Stock that may be issuable as a result of stock splits, stock dividends or similar transactions.

(5)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act. Reflects changes in offering amount and structure of the offering from that which was previously filed on Registration Statement on Form S-1 File No. 333-293396 filed on February 11, 2026 for up to $10.0 million for shares of Common Stock or Pre-Funded Warrants.

Table 2: Fee Offset Claims and Sources

☒ Not Applicable

		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)

Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Rule 457(p)

Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses

☒ Not Applicable

	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A